Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of October 30, 2012 by and among NATIONAL FINANCIAL PARTNERS CORP. (the “Borrower”); the financial institutions signing below and BANK OF AMERICA, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower, the financial institutions party thereto and the Administrative Agent are parties to the Credit Agreement dated as of July 8, 2010, as amended by that certain First Amendment to Credit Agreement dated as of April 28, 2011 (as the same has been and may hereafter be amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrower has requested certain amendments to the Credit Agreement as set forth herein.

C. The Required Lenders are willing to consent to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereto agree as follows:

I. DEFINITIONS. Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as assigned to them in the Credit Agreement, except to the extent such meanings are amended hereby.

II. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of each of the conditions set forth herein, the Borrower and the Required Lenders agree that the Credit Agreement is hereby amended as follows:

A. Definitions.

1. The definition of “EBITDA” contained in Section 1.1 of the Credit Agreement is hereby restated in its entirety to read as follows:

“EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any non-cash impairment of goodwill and intangible assets up to no greater than $60,000,000 in any four-quarter period and any extraordinary, unusual or non-recurring non-cash expenses or losses (including, without limitation whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges, (g) out-of-pocket closing expenses incurred in connection with entering into a Permitted Convertible Note Hedge, but for clarification purposes excluding the cost itself of any Permitted Convertible Note Hedge, and (h) with respect to the fourth fiscal quarter of 2011 and thereafter, upfront consideration expenses and any impairment expenses incurred in connection with Permitted Management Contract Buyouts, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income, and (d) any cash payments made during such period in respect of items described in clause (e) above subsequent to the period in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) (i) if at any time during such Reference Period, the Borrower or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period, the Borrower or any Subsidiary shall have made a Material Acquisition or shall have consummated a Material Management Contract Buyout, EBITDA for such Reference Period shall be calculated after giving pro forma effect as if such Material Acquisition or Material Management Contract Buyout occurred on the first day of such Reference Period. As used in this definition, pro forma effect shall mean the equivalent of the EBITDA of the company or business that is the subject of such Material Acquisition or Material Management Contract Buyout after giving effect to any adjustments thereto in accordance with Regulation S-X and the impact of the Management Agreement in respect thereof. As used in this definition, “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $5,000,000. Further, EBITDA will be calculated (A) at all times without taking into account income and expenses attributable to ASC 805, and (B) without taking into account the impact of FASB SFAS No. 157 (now known as Financial Accounting Standards Board Accounting Standards Codification (ASC) 820) (“ASC 820”) for non-financial assets and liabilities; with the effect that EBITDA shall be calculated at such times in a manner consistent with the method of calculation prior to the implementation of ASC 805 and ASC 820, as applicable.

2. The following new definitions of “Material Management Contract Buyout” and “Permitted Management Contract Buyout” are hereby inserted into Section 1.1 of the Credit Agreement in proper alphabetical order as follows:

“Material Management Contract Buyout”: any Permitted Management Contract Buyout that involves the payment of consideration by a Group Member equal to or in excess of $2,500,000.

“Permitted Management Contract Buyout”: a transaction in which (a) a Group Member purchases a Manager’s rights under a Management Agreement, or (b) a Group Member purchases the Capital Stock of a Manager, in each case terminating the applicable Management Agreement; provided that (i) any such transaction is made in the ordinary course of business of such Group Member; (ii) both before and after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing or could reasonably be expected to result therefrom, (iii) the representations and warranties in Section 4 shall be true and correct in all material respects as of the date of such transaction as if made on and as of such date, (iv) as a result of such transaction, any new Subsidiary shall comply with all applicable provisions of Section 6.8 and all Capital Stock acquired shall have been pledged to the extent required under Section 6.8, all within the time frames required in Section 6.8; and (v) after giving effect to any such transaction, Minimum Liquidity shall be not less than $50,000,000.

B. Investments. Section 7.7(n) of the Credit Agreement is hereby restated in its entirety to read as follows:

“(n) Permitted Acquisitions and Permitted Management Contract Buyouts; and”

C. No Further Amendments. Except as specifically amended hereby, the text of the Credit Agreement and of all other Loan Documents shall remain unchanged and in full force and effect.

III. REFERENCES IN LOAN DOCUMENTS; CONFIRMATION OF SECURITY. All references to the “Credit Agreement” in all Loan Documents shall, from and after the date hereof, refer to the Credit Agreement, as amended by this Amendment, and all Obligations shall be secured by and be entitled to the benefits of the Security Documents. All Security Documents heretofore executed by any Loan Party shall remain in full force and effect and, by each Loan Party’s signature hereto, such Security Documents are hereby ratified and affirmed.

IV. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower hereby represents and warrants to, and covenants and agrees with, the Administrative Agent and the Lenders that:

A. The execution and delivery of this Amendment and the Loan Documents to which any Loan Party is a party have been duly authorized by all requisite action on the part of such Loan Party.

B. The representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date, except to the extent (a) such representations and warranties are made with reference to an earlier date, in which case each such representation and warranty shall be true and correct in all material respects as of such date only and (b) inaccuracies resulting from transactions prior to the date hereof which were expressly permitted under the Loan Documents, as applicable.

C. Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

D. As of the Amendment Closing Date (as defined below), no Loan Party has any grounds, and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to), in any case based upon acts or omissions of the Administrative Agent or any Lender, the effectiveness, genuineness, validity, collectibility or enforceability of the Credit Agreement or any of the other Loan Documents, the Obligations, the Liens securing any of the Obligations, or any of the terms or conditions of any Loan Document.

E. Each of the Loan Documents constitutes the legal, valid and binding obligation of each Loan Party signatory thereto, enforceable against it in accordance with its respective terms, except as the enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

V. CONDITIONS TO THIS AMENDMENT. The effectiveness of this Amendment is conditioned on satisfaction of the following conditions (the date on which all such conditions are satisfied, the “Amendment Closing Date”):

A. Amendment. The Loan Parties shall have executed and delivered to the Administrative Agent this Amendment and the Consent and Acknowledgement attached hereto, and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment.

B. Other Matters. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to the Administrative Agent’s counsel.

C. Fees. The Borrower shall have paid all fees agreed to be paid by the Borrower pursuant to Section VI below.

VI. MISCELLANEOUS.

A. To induce the Required Lenders to execute and deliver this Amendment, the Borrower agrees to pay, on the date on which the conditions precedent set forth in Article V of this Amendment are satisfied, to the Administrative Agent for the ratable benefit of the Lenders who sign this Amendment on or prior to 5:00 p.m. Eastern Time on such date, an amendment fee equal to 0.05% of the Commitment of each such consenting Lender. As provided in the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation of this Amendment and the other documents executed in connection herewith.

B. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

C. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

[The next pages are the signature pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

NATIONAL FINANCIAL PARTNERS CORP.

By:	/s/ Donna J. Blank
Name: Donna J. Blank
Title: Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Charlene Wright-Jones
Name: Charlene Wright-Jones
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jana L. Baker
Name: Jana L. Baker
Title: Vice President

BANK OF AMERICA, N.A., as Issuing Lender

By:	/s/ Jana L. Baker
Name: Jana L. Baker
Title: Vice President

BANK OF AMERICA, N.A., as Swingline Lender

By:	/s/ Jana L. Baker
Name: Jana L. Baker
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

WELLS FARGO BANK NATIONAL ASSOCIATION a/k/a Wells Fargo Bank, N.A., as Syndication Agent

By:	/s/ William DeMilt
Name: William DeMilt
Title: Senior Vice President

WELLS FARGO BANK NATIONAL ASSOCIATION a/k/a Wells Fargo Bank, N.A., as a Lender

By:	/s/ William DeMilt
Name: William DeMilt
Title: Senior Vice President

WELLS FARGO PRINCIPAL LENDING LLC, as a Lender

By:	/s/ Dennis Ascher
Name: Dennis Ascher
Title: Senior VP

[Signature Page to Second Amendment to Credit Agreement]

ING CAPITAL LLC, as Co-Documentation Agent

By:	/s/ Charles Inkeles
Name: Charles Inkeles
Title: Managing Director

ING CAPITAL LLC, as a Lender

By:	/s/ Charles Inkeles
Name: Charles Inkeles
Title: Managing Director

[Signature Page to Second Amendment to Credit Agreement]

RBS CITIZENS, NATIONAL ASSOCIATION, as Co-Documentation Agent

By:	/s/ Barrett D. Bencivenga
Name: Barrett D. Bencivenga
Title: Senior Vice President

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ramez Gobrain
Name: Ramez Gobrain
Title: Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]

US BANK NATIONAL ASSOCIATION, as Co- Documentation Agent

By:	/s/ Patrick McGraw
Name: Patrick McGraw
Title: Vice President

US BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Patrick McGraw
Name: Patrick McGraw
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

CAPITAL ONE NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anthony J. Timpanaro
Name: Anthony J. Timpanaro
Title: Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]